PUBLIC STORAGE, INC.
               EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF
                            EARNINGS TO FIXED CHARGES

                                                                        Six Months Ended
                                                                            June30,
                                                                  -----------------------------
                                                                     1999             1998
                                                                  ------------     ------------

Net income................................................        $   135,493      $   105,563
   Add: Minority interest in income.......................              7,657           10,569
   Less: Minority interests in income which do not have fixed
     charges..............................................             (6,923)          (7,112)
                                                                  ------------     ------------
Income from continuing operations.........................            136,227          109,020
   Interest expense.......................................              3,734            2,095
                                                                  ------------     ------------
Total Earnings Available to Cover Fixed Charges...........        $   139,961      $   111,115
                                                                  ============     ============

Total Fixed Charges - Interest expense (including capitalized
   interest)..............................................        $     5,680      $     4,375
                                                                  ============     ============
Total Preferred Stock dividends...........................        $    45,354      $    40,269
                                                                  ============     ============
Total Combined Fixed Charges and Preferred Stock dividends        $    51,034      $    44,644
                                                                  ============     ============
Ratio of Earnings to Fixed Charges........................              24.64x           25.40x
                                                                  ============     ============
Ratio of Earnings to Combined Fixed Charges and Preferred
    Stock dividends.......................................               2.74x            2.49x
                                                                  ============     ============


                                                                                   For the Year Ended December 31,
                                                                --------------------------------------------------------------------
                                                                   1998          1997          1996          1995          1994
                                                                ------------  ------------  ------------  ------------  ------------
                                                                              (Amounts in thousands, except ratios)
Net income................................................      $   227,019   $   178,649   $   153,549   $    70,386   $    42,118
   Add: Minority interest in income.......................           20,290        11,684         9,363         7,137         9,481
   Less: Minority interests in income which do not have fixed
     charges..............................................          (15,853)      (10,375)       (8,273)       (4,700)       (5,906)
                                                                ------------  ------------  ------------  ------------  ------------
Income from continuing operations.........................          231,456       179,958       154,639        72,823        45,693
   Interest expense.......................................            4,507         6,792         8,482         8,508         6,893
                                                                ------------  ------------  ------------  ------------  ------------
Total Earnings Available to Cover Fixed Charges...........      $   235,963   $   186,750   $   163,121   $    81,331   $    52,586
                                                                ============  ============  ============  ============  ============

Total Fixed Charges - Interest expense (including capitalized
   interest)..............................................      $     7,988   $     9,220   $    10,343   $     8,815   $     6,893
                                                                ============  ============  ============  ============  ============
Total Preferred Stock dividends...........................      $    78,375   $    88,393   $    68,599   $    31,124   $    16,846
                                                                ============  ============  ============  ============  ============
Total Combined Fixed Charges and Preferred Stock dividends      $    86,363   $    97,613   $    78,942   $    39,939   $    23,739
                                                                ============  ============  ============  ============  ============
Ratio of Earnings to Fixed Charges........................            29.54x        20.25x        15.77x         9.23x         7.63x
                                                                ============  ============  ============  ============  ============
Ratio of Earnings to Combined Fixed Charges and Preferred
    Stock dividends.......................................             2.73x         1.91x         2.07x         2.04x         2.22x
                                                                ============  ============  ============  ============  ============

                                   Exhibit 12


                                                                            Six Months Ended
                                                                                June 30,
                                                                      ----------------------------
                                                                          1999            1998
                                                                      ------------    ------------

SUPPLEMENTAL  DISCLOSURE  OF RATIO OF FUNDS  FROM  OPERATIONS  ("FFO")  TO FIXED
--------------------------------------------------------------------------------
CHARGES:
--------

FFO.............................................................      $   202,745     $  158,586

Interest expense................................................            3,734          2,095
                                                                      ------------    ------------
Adjusted FFO available to cover fixed charges...................      $   206,479     $  160,681
                                                                      ============    ============
Total Fixed Charges - Interest expense (including capitalized
    interest)...................................................      $     5,680     $    4,375
                                                                      ============    ============
Total Preferred Stock dividends.................................      $    45,354     $   40,269
                                                                      ============    ============
Total Combined Fixed Charges and Preferred Stock dividends......      $    51,034     $   44,644
                                                                      ============    ============
Ratio of FFO to Fixed Charges...................................           36.35x         36.73x
                                                                      ============    ============
Ratio of FFO to Combined Fixed Charges and Preferred Stock
    dividends...................................................            4.05x          3.60x
                                                                      ============    ============



                                                                                       For the Year Ended December 31,
                                                                    ----------------------------------------------------------------
                                                                        1998        1997         1996         1995         1994
                                                                    ------------ ------------ ------------ ------------ ------------

SUPPLEMENTAL  DISCLOSURE  OF RATIO OF FUNDS  FROM
-------------------------------------------------
OPERATIONS  ("FFO")  TO FIXED CHARGES:
--------------------------------------

FFO.............................................................    $  336,363   $  272,234   $  224,476    $  105,199   $   56,143

Interest expense................................................         4,507        6,792        8,482         8,508        6,893
                                                                    ------------ ------------ ------------ ------------ ------------
Adjusted FFO available to cover fixed charges...................    $  340,870   $  279,026   $  232,958    $  113,707   $   63,036
                                                                    ============ ============ ============ ============ ============
Total Fixed Charges - Interest expense (including capitalized
    interest)...................................................    $    7,988   $    9,220   $   10,343    $    8,815   $    6,893
                                                                    ============ ============ ============ ============ ============
Total Preferred Stock dividends.................................    $   78,375   $   88,393   $   68,599    $   31,124   $   16,846
                                                                    ============ ============ ============ ============ ============
Total Combined Fixed Charges and Preferred Stock dividends......    $   86,363   $   97,613   $   78,942    $   39,939   $   23,739
                                                                    ============ ============ ============ ============ ============
Ratio of FFO to Fixed Charges...................................        42.67x       30.26x       22.52x        12.90x        9.15x
                                                                    ============ ============ ============ ============ ============
Ratio of FFO to Combined Fixed Charges and Preferred Stock
    dividends...................................................         3.95x        2.86x        2.95x         2.85x        2.66x
                                                                    ============ ============ ============ ============ ============

                                   Exhibit 12